                                                                   EXHIBIT 4.1.4

                              [LOGO] FIRST
                                1ST  TENNESSEE
                                     BANK
                              GUARANTY AGREEMENT

For Value Received, And in consideration of credit given or to be given, advances made or to be made, or other financial accommodation from time to time afforded or to be afforded to P.A.M TRANSPORT, INC., an Arkansas corporation (hereinafter called the "Borrower") and/or his, her, their or its successors or assigns, by First Tennessee Bank National Association, or its successors, endorsees, transferees and assigns (all of which are hereinafter called the "Bank"), the undersigned hereby jointly and severally, for themselves, their heirs, executors, administrators and successors, guarantee the full and prompt payment to the Bank, at maturity and at all times thereafter, of any and all indebtedness, obligations and liabilities of every kind and nature (all of which are hereinafter collectively referred to as "indebtedness"), however created, arising or evidenced, of the Borrower to the Bank (including all liabilities of any partnership created or arising while the Borrower may have been or may be a member thereof), whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise: together with all expenses, legal and/or otherwise (including court costs and attorney's fees) incurred by the Bank in collecting or endeavoring to collect such indebtedness or any part thereof, in protecting any collateral, and in enforcing this guaranty. The right of recovery, however, against each of the undersigned is limited to
 TEN MILLION AND NO/100 ------------------------ Dollars ($10,000,000.00),
------------------------------------------------           -------------
plus interest on all loans and/or advances hereunder and all expenses hereinbefore mentioned.

THIS GUARANTY SHALL BE A CONTINUING, ABSOLUTE, AND UNCONDITIONAL GUARANTY and shall apply to and cover all loans, discounts or renewals thereof, made by the Bank to the Borrower at any time, and any and all indebtedness, of any nature and howsoever arising or created or evidenced, now owing or hereafter created to the Bank by the Borrower, and shall remain in full force and effect until written notice of its discontinuance, addressed to the President of the Bank, shall be actually received by the Bank (the burden of proof of receipt by the Bank of such notice being in all cases upon the undersigned), and also until any and all said indebtedness, or any extensions or renewals thereof, existing before receipt of such notice, and expenses in connection therewith, shall be fully paid. Regardless of when a renewal or extension of pre-termination debt occurs (with or without adjustment of interest rate or other terms), the debt is deemed to have been incurred prior to termination to the extent of the renewal or extension, and to be fully covered by this guaranty. The death, dissolution or withdrawal of any one or more of the undersigned shall not terminate this guaranty until notice of any such death, dissolution or withdrawal, given as above provided, shall have actually been received by the Bank, and until all of said indebtedness, or any extensions or renewals thereof, existing before receipt of such notice shall be fully paid. And in the event of any such death, dissolution or withdrawal and notice thereof to the Bank, this guaranty shall, notwithstanding, continue and remain in force against the survivor or survivors, or the remainder, of the undersigned until discontinued as hereinabove provided.

The Bank is hereby authorized to make from time to time, without notice to anyone: any renewals or extensions, (whether such renewals or extensions be in whole or in part and without limit as to the number of such extensions or of the renewal periods thereof, and without notice to or further assent from the undersigned), sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the collateral pledged to secure the indebtedness and all or any part of said indebtedness, either express or implied, or of any contracts or instruments evidencing any thereof, or of any security or collateral therefor, and/or take any security for or other guaranties upon any of said indebtedness, and the liability of the undersigned hereunder shall not be in any manner affected, diminished or impaired thereby, or by any lack of diligence, failure, neglect or omission on the part of the Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation or set-off of any monies, accounts, credits, or property of the Borrower, possessed by the Bank, towards the liquidation of said indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said indebtedness, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, any one or more of the undersigned, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against any collateral, security, property, liens or other rights whatsoever. It is expressly agreed that the Bank may at any time make demand for payment on, or bring suit against, the undersigned guarantors, jointly or severally, or any one or more of the undersigned, less than all, and may compound with any one or more of the undersigned for such sums or on such terms as it may see fit, without notice or consent, the same being hereby expressly waived, and release such of the undersigned from all further liability to the Bank hereunder, without thereby impairing the rights of the Bank in any respect to demand, sue for and collect the balance of the indebtedness from any of the undersigned guarantors not so released: and that any claims against the Borrower accruing to the undersigned by reason of payments made hereunder shall be subordinate to any indebtedness then or subsequently owned by the Borrower to the Bank. In addition, the liability of the undersigned guarantors shall not be affected by any lack of validity or enforceability of the guaranteed debt. As security for the undertakings and obligations of the undersigned hereunder, the undersigned and each of them expressly grant and give to the Bank a right of immediate set-off, without demand or notice, of the balance of every deposit account, now or at any time hereafter existing, of the undersigned with the Bank, and a general lien upon, and security interest in, all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits and/or choses in action, or any interest therein, and any other property, rights, and interests of the undersigned or any evidence thereof, which have or any time shall come into the possession, custody, or control of the Bank, and, in the event of default hereunder, the Bank may sell or cause to be sold at public or private sale in any manner which may be lawful, for cash or credit and upon such terms as the Bank may see fit, and (except as may be otherwise expressly provided by the Uniform Commercial Code, or other applicable law) without demand or notice to the undersigned, all or any of such security, and the Bank (unless prohibited by the Uniform Commercial Code from so doing) or any other person may purchase such property, rights or interests so sold and thereafter hold the same free of any claim or right or whatsoever kind, including any right or equity of redemption, of the undersigned, such demand, notice, right or equity of redemption being hereby expressly waived and released.

In the event of the death, incompetency, dissolution, liquidation, insolvency (however evidenced) of, or institution of bankruptcy or receivership proceedings by or against the Borrower, all of the indebtedness of the Borrower then existing shall, for the purposes of this guaranty, and at the option of the Bank, immediately become due and payable from the undersigned; and, in such event, any and all sums or payments of any nature which may be or become due and payable by the Borrower to any of the undersigned are hereby assigned to the Bank, and shall be collectible by the Bank, without necessity for other authority than this instrument, until all such indebtedness of the Borrower to the Bank shall be fully paid and discharged, but such collection by the Bank shall not in any respect affect, impair or diminish any other rights of the Bank hereunder.

The granting of credit from time to time by the Bank to the Borrower, in excess of the amount to which right of recovery under this guaranty is limited and without notice to the undersigned, is hereby expressly authorized and shall in no way affect or impair this guaranty; and, in event that the indebtedness of the Borrower to the Bank shall so exceed the amount to which the guaranty is limited, any payments by the Borrower to the Bank, or any collections or recovery by the Bank from any sources other than this guaranty may first be applied by the Bank to any portion of the indebtedness which exceeds the limits of this guaranty.

The Bank may, without any notice whatsoever to anyone, sell, assign or transfer all or any part of said indebtedness, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of said indebtedness shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but the Bank shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce this guaranty for the benefit of the Bank, as to so much of said indebtedness that it has not sold, assigned or transferred.

No act of commission or omission of any kind, or at any time, on the part of the Bank in respect of any matter whatsoever shall in any way affect or impair this guaranty. This guaranty is in addition to and not in substitution for or discharge of any other guaranty held by the Bank. The undersigned jointly and severally waive any right of action they might have against the Bank because of the exercise by the Bank in any manner howsoever of any rights granted to the Bank herein.

This guaranty contains the entire agreement between the parties and every part thereof shall be binding upon the undersigned, jointly and severally, and upon their respective heirs, legal representatives, successors and assigns, as fully as though everywhere specifically mentioned, and shall be construed according to the laws of the State of Tennessee, in which State it shall be performed by the undersigned.

EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY BE DELIVERED IN THE FUTURE) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP BETWEEN THE PARTIES TO THIS AGREEMENT.

WITNESS Our respective signatures, and the acceptance hereof by the Bank, this 27 day of June, 1995
                                            P.A.M. TRANSPORTATION SERVICES, INC.
                                            By: /s/ Robert W. Weaver
                                                --------------------------------
                                            Title: President
-------------------------------
           (Witness)
                                            ATTEST:
                                            By: /s/ Larry J. Goddard
-------------------------------                 --------------------------------
           (Witness)                        Title: Vice President - Finance

                  SEE REVERSE SIDE FOR IMPORTANT INFORMATION
               1. Notary Acknowledgement  2. Notice to Cosigner
First Tennessee Bank National Association. Member FDIC. Registered Service Mark owned and licensed by First Tennessee National Association.

              NOTICE TO COSIGNER

                  You are being asked to guarantee any and all indebtedness of the Borrower to the Bank up to the total amount set forth on the reverse side hereof. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

                  You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.

                  The creditor can collect this debt from you without first
              trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of YOUR credit record.

                  This notice is not the contract that makes you liable for
              the debt.


                          INDIVIDUAL ACKNOWLEDGEMENT


STATE OF TENNESSEE
COUNTY OF _________________

         Personally appeared before me, ______________________________________, with whom I am personally acquainted, and who acknowledged that __he__ executed the within instrument for the purposes therein contained.

         Witness my hand, at office, this _________ day of ______________, 19__.


My commission expires:                   ______________________________________
                                                        Notary Public
________________________________




                          CORPORATE ACKNOWLEDGEMENT

STATE OF ARKANSAS
COUNTY OF WASHINGTON

         Personally appeared before me, ROBERT W. WEAVER, President of P.A.M. TRANSPORTATION SERVICES, INC., with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who acknowledged that he/she executed the within instrument for the purposes therein contained, and who
further acknowledged that he is the      President     of the maker and is
                                    ------------------
                                    (Official Capacity)

authorized by the maker to execute this instrument of behalf of the maker.

            Witness my hand, at office, this 27th day of June, 1995

My commission expires:                             /s/ Mona A. Foster
      7-18-2000                          ---------------------------------------
      ---------                                       Notary Public
     [SEAL]
MONA A. FOSTER
NOTARY PUBLIC
WASHINGTON COUNTY ARKANSAS